                                                                    EXHIBIT 10.2
                                                                    ------------
                            COVENANT NOT-TO-COMPETE

     THIS AGREEMENT made this _______ day of ______________ 1996, by and among Josh T. Barnes, an individual of Charlevoix, Michigan, hereinafter known as "Barnes", LEXALITE INTERNATIONAL CORPORATION, a Delaware corporation, of U.S. 31, Charlevoix, Michigan 49720, hereinafter known as "LexaLite" and SUMMA INDUSTRIES, a California Corporation, having its principal place of business at 21250 Hawthorne Boulevard, Suite 500, Torrance, CA 90503, hereinafter known as "SUMMA."

     WHEREAS Barnes has been an active officer and employee of LexaLite for a period in excess of 30 years, may become an employee of a company providing consulting services thereto and, further, may at some future date no longer be actively associated in the operation of the business and,

     WHEREAS LexaLite has been active as a processor of engineering and has participated in sales, manufacturing engineering and research of products or services involving the engineering and research of products or services involving the engineering thermoplastics and is desirous of protecting its trade secrets, its production processes and its trade relationships and,

     WHEREAS LexaLite is, contemporaneously with the execution of this agreement, entering into a stock transaction whereby it will become a wholly-owned subsidiary of SUMMA (the "Merger") and Barnes expects to receive substantial consideration, rights and benefits as a consequence of that transaction,

     NOW, THEREFORE, for good and valuable consideration recited herein in which LexaLite is the payer and Barnes is the payee, the adequacy of which is hereby acknowledged, LexaLite and Barnes agree as follows:

     1. The "Payment Date" for the following purpose, shall be the later date of: 1) termination of employment or re-employment by LexaLite; or 2) termination of a Consulting Agreement between LexaLite and Business Activities Corporation, if one exists, and if it is not replaced by a continuing agreement or re-employment.

     2. For a period of not less than five (5) years from said Payment Date hereof, LexaLite agrees to pay to Barnes an amount equal to $15,000 per quarter.

     3. For the period of time starting with the date first stated and continuing for five (5) years after the Payment Date, Barnes agrees that he shall not directly or indirectly own, manage, operate, control or participate in ownership, management, operation or control of or be connected as an officer, employee, partner, director, shareholder, advisor or otherwise have any financial interest in, or aid or assist financially or otherwise, anyone else in the conduct of any business operations competitive to any such operations heretofore, or hereafter to be, conducted by LexaLite.

     4. This Covenant is not restricted geographically, but shall be applicable on a worldwide basis. This covenant specifically includes all customers of LexaLite.

     5. In recognition of difficulty in determining damages or violation of this Covenant, LexaLite shall be entitled to injunctive relief for the violation or threatened violation hereof, in addition to such other relief as may be available to it at law, in equity, or under this Covenant.

     6. If any provision hereunder shall be deemed to be contrary to law, such a provision shall be modified to the slightest extent possible to render same not contrary to law, and such provision, as so modified, shall constitute a part of this Covenant.

     7. The obligations of Barnes under this Covenant shall be absolute and unconditional, without regard to the liability of any other person or entity.

     8. This Covenant and the obligations of Barnes and LexaLite hereunder shall be governed by the laws of the State of Michigan, where this Covenant has been executed and delivered for value.

     9. Barnes acknowledges and consents to the in personam jurisdiction and venue of the Federal and State courts within the State of Michigan for purpose of the enforcement of any provision of this Covenant. Barnes agrees that any suit hereunder may be brought in the Court for the Western District of Michigan, and that Barnes will not raise and hereby waives any objection that Barnes may or could have to either jurisdiction or venue therein.

     10. The obligations of Barnes under this Covenant shall inure to the benefit of the successors and assigns, in law or in fact, of LexaLite. The obligations for any payments required by this Covenant shall also be obligations of the successors and assigns, in law or in fact, of LexaLite.

     11. This agreement supersedes that certain Covenant-Not-To-Compete Agreement dated September 17, 1993 and any other Covenant-Not-To-Compete Agreement between Barnes and LexaLite, and shall become effective immediately upon, and only upon, the consummation of the Merger.

     IN WITNESS WHEREOF, Barnes and LexaLite have acknowledged and delivered this Covenant on the date first above written.

WITNESSES:

-------------------------     -------------------------------------------------
                              Josh T. Barnes


                              LEXALITE INTERNATIONAL CORPORATION

-------------------------     -------------------------------------------------
                              by Thomas M. Phillips, President


                              SUMMA INDUSTRIES

-------------------------     -------------------------------------------------
                              by James R. Swartwout, President